                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          IRVINE SENSORS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         Not Applicable
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         Not Applicable
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         Not Applicable
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         Not Applicable
     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         Not Applicable
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         Not Applicable
     -------------------------------------------------------------------------


     (3) Filing Party:

         Not Applicable
     -------------------------------------------------------------------------


     (4) Date Filed:

         Not Applicable
     -------------------------------------------------------------------------

Notes:

                          IRVINE SENSORS CORPORATION


                       3001 REDHILL AVENUE, BUILDING III
                         COSTA MESA, CALIFORNIA 92626


                                                                January 22, 1996


To the StockHolders of Irvine Sensors Corporation:

     The Annual Meeting of Stockholders of Irvine Sensors Corporation will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Friday, February 23, 1996, at 2:00 p.m., California time.

     The Annual Report for fiscal 1995 is enclosed herewith. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

     The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY'S STOCK YOU OWN, AND ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                            Sincerely yours,



                                            James Alexiou
                                            Chairman of the Board

                           IRVINE SENSORS CORPORATION

          Notice of Annual Meeting of Stockholders - February 23, 1996

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Irvine Sensors Corporation, a Delaware corporation (the "Company"), will be held on Friday, February 23, 1996 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California for the following purposes:

     1.   To elect directors to serve for the ensuing year.

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 40,000,000.

     3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending September 29, 1996.

     4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on December 29, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, in order to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she returned a proxy.

                                            By Order of The Board of Directors



                                            Joanne S. Carson,
                                            Secretary

Costa Mesa, California
January 22, 1996

                          IRVINE SENSORS CORPORATION

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

                        SOLICITATION AND VOTING RIGHTS

GENERAL

     The enclosed proxy is solicited by and on behalf of Irvine Sensors Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, February 23, 1996 at 2:00 p.m., California time, or at any postponements or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California. All expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegram or personal call. These proxy solicitation materials were mailed on or about January 22, 1996, together with the Company's 1995 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

     The Company's principal executive offices are located at 3001 Redhill Avenue, Building III, Costa Mesa, California 92626 and its telephone number is
(714) 549-8211.

VOTING OF SECURITIES

     Irvine Sensors Corporation is a corporation existing and organized under the laws of the State of Delaware. The Company's Board of Directors has fixed the close of business on December 29, 1995 as the record date ( the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. The Company has authorized two classes of voting securities: Common Stock (20,000,000 shares authorized) and Preferred Stock (500,000 shares authorized). As of the Record Date, there are 16,028,284 shares of Common Stock outstanding, 9,354 shares of Series B Preferred Stock outstanding and 5,659 shares of Series C Preferred Stock outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting.

     On each matter that may come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock and that number of shares of Common Stock into which the Series B Preferred Stock and Series C Preferred Stock, as the case may be, are currently convertible. The Series B and Series C Preferred Stock presently convert into 50 shares of Common Stock for each share of Preferred Stock, and therefore, as a class, the Preferred Stock is entitled to 750,650 votes on each matter to come before the Annual Meeting; however, in all matters to come before the Annual Meeting, the Common Stock and Preferred Stock will vote together as a single class. Abstentions and broker-non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and therefore will have the effect of a negative vote. Broker-non-votes are not counted for purposes of determining whether a proposal has been approved

     Under the Company's Certificate of Incorporation, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the By-laws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder's intention to cumulate his votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes."

REVOCABILITY OF PROXIES

     At the Annual Meeting, valid proxies will be voted as specified by the stockholder. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions: (i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or (iii) personally attending the Annual Meeting and revoking the proxy. A stockholder's attendance at the Annual Meeting will not revoke the stockholder's proxy unless the stockholder affirmatively indicates at the Annual Meeting the intention to vote the stockholder's shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting to be held in 1997 must be received by the Company no later than September 24, 1996, in order for them to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely receipt. No such proposals were received with respect to the Annual Meeting scheduled for February 23, 1996.

             PROPOSAL NO. 1 - NOMINATION AND ELECTION OF DIRECTORS

NOMINEES

     Although the By-laws provide for a board of ten directors, the Company proposes that a board of seven directors be elected at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. The board has the power between meetings of stockholders to elect directors to fill vacancies thus created, but the board has no present plans to do so. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the Company's seven nominees named below, all of whom are presently directors of the Company elected by the stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting or any postponements or adjournments thereof, the Proxies will be voted for any substitute nominee who shall be designated by the Proxy holders or Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the Proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the Proxy holders. Accordingly, the Company seeks discretionary authority to cumulate votes. It is not expected that any nominee will be unable or will decline to serve as director.

REQUIRED VOTE

     Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes withheld from the nominee will be counted for purposes of determining the presence or absence of a quorum but will not be counted as affirmative votes. A broker-non-vote will be counted for purposes of determining the presence or absence of a quorum but will not be treated as entitled to vote on this matter.

       THE BOARD RECOMMENDS VOTING "FOR" THE SEVEN NOMINEES LISTED BELOW.

     The names of the Company's nominees for director, their ages as of February 23, 1996 and certain information about them, are set forth below:


        Name               Age   Position with Company/Principal Occupation
        ----               ---   ------------------------------------------
  James Alexiou(1)(2)       63   Chairman of the Board

  Kenneth T. Lian           65   President, Chief Executive Officer
                                 and a Director

  John C. Carson            57   Senior Vice President and a Director

  Joanne S. Carson          57   Director and Secretary

  Marc Dumont(1)            52   Director

  Thomas H. Lenagh(2)       77   Director

  Frank P. Ragano(1)        67   Director

--------------------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

     Mr. Alexiou is a co-founder of the Company and has served as Chairman of the Board and a director since its inception in 1974. He also served as the Company's President from 1974 until September 1992 and its Chief Executive Officer from 1974 until relinquishing this position in September 1994. Since 1968, he has been a director of, and since 1970, the President of, Carson Alexiou Corporation ("CAC"), the former parent and present subsidiary of the Company. Mr. Alexiou holds a B.S. in business management and an M.A. in economics from Boston University.

     Dr. Lian joined the Company in September 1982 as its Director of Engineering and Manufacturing and became a Vice President of the Company in March 1983, Chief Operating Officer in February 1986, a Senior Vice President in September 1988, President in September 1992, a position he still holds, and Chief Executive Officer and a director in September 1994. Dr. Lian holds a B.E.E., M.E.E. and Ph.D. from the Polytechnic Institute of New York.

     Mr. Carson is a co-founder of the Company and has served as a Senior Vice President since the Company's inception in 1974 and a director since April 1982. In 1968 he founded, and is presently Vice President and a director of CAC. Mr. Carson holds a B.S. in Physics from the Massachusetts Institute of Technology.

     Mrs. Carson has been a director of the Company since its inception and became the Company's Secretary in December 1981. Since 1968 she has also been a director of CAC.

     Mr. Dumont became a director of the Company in April 1994. Mr. Dumont has been an international consultant and investment banker for more than five years. From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., a PSA Peugeot Citroen Group company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA from the University of Chicago.

     Mr. Lenagh became a director of the Company in December 1981. Mr. Lenagh has been an independent Financial Advisor for more than five years. Mr. Lenagh is also a director of Adams Express Company, CML, Inc., ICN Pharmaceutical, Inc., Clemente Global Growth Fund, Gintel Funds, U.S. Life Corporation, Styles on Video, V-Band Cap and Franklin Quest. Mr. Lenagh holds a B.A. from Williams College and a J.D. from Columbia University Law School.

     General Ragano became a director of the Company in June 1985. Since December 1988, General Ragano has been Chairman and Chief Executive Officer of CMS, Inc., a manufacturer of defense munitions. General Ragano holds a B.S. degree from Duquesne University and an MBA from Syracuse University.

     Directors and officers are elected on an annual basis. The term of each director expires at the Company's next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

     There are no family relationships between any director, executive officer or other key personnel and any other director, executive officer or other key personnel of the Company, other than between John C. Carson and Joanne S. Carson, who are husband and wife.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of four meetings during the fiscal year ended October 1, 1995 and took four actions by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors or committees of which he or she was a member during the fiscal year ended October 1, 1995.

     The Audit Committee of the Board of Directors, consisting of Messrs. Alexiou and Lenagh, met once during the fiscal year ended October 1, 1995. This Committee reviews the independence of the Company's independent certified public accountants, recommends the engagement and discharge of independent accountants and reviews accounting policies, internal accounting controls and results of audit engagements. During fiscal 1995, neither the Board of Directors nor the Company's independent certified public accountants raised any issues with respect to matters which required formal review.

     The Compensation Committee of the Board of Directors, consisting of Messrs. Alexiou, Dumont and Ragano, met two times during the fiscal year ended October 1, 1995. This Committee makes recommendations to the Board of Directors as to the salaries of officers, administers the Company's executive bonus programs and recommends to the Board the award of stock options to key employees, officers and directors.

     The Company does not have a nominating committee or any committee performing the functions of a nominating committee.

EXECUTIVE OFFICERS

     The names of the Company's executive officers who are not also directors of the Company and certain information about each of them are set forth below:

     Mr. John J. Stuart Jr., age 56, joined the Company in January 1983 as its Manager of Special Projects and Communications, became the Company's Chief Financial Officer and Treasurer in July 1985, and an Executive Vice President in June 1995. He relinquished the Treasurer position in February 1995. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

     Mr. Norman Argast, age 54, joined the Company in April 1994 and became a Senior Vice President in June 1994. From January 1994 through March 1994, he was a consultant to the Company. Prior to joining the Company, Mr. Argast held executive positions with IBM from which he retired after 30 years of employment. After his retirement in July 1993 until December 1993, he was a consultant to IBM. From November 1991 until June 1993, he was a Business Development Executive and from September 1989 to November 1991, he was Director of Strategic Alliances. He holds a BSEE from Newark College of Engineering (NJIT) and an MSEE from Syracuse University.

     Mr. Tony Johnson, age 42, joined the Company in March 1991 as Manager of Special Projects and was named a Vice President in June 1994. From January 1990 until joining the Company, Mr. Johnson was establishing a venture capital microelectronics company. Mr. Johnson holds a B.S. in mathematics and chemistry from Western Kentucky University and an MBA from the University of California, Irvine.

     Mr. David Pinto, age 63, joined the Company in October 1984 as Controller and was named the Treasurer in February 1995. Mr. Pinto is a graduate of St. George's College in Jamaica.


          PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                          THE COMPANY'S COMMON STOCK

     The Board of Directors has recommended and declared advisable the adoption of a resolution to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock, $0.01 par value, that the Company is authorized to issued from 20,000,000 shares to 40,000,000 shares, $0.01 par value, and other terms applicable to the existing Common Stock (the "Share Increase Amendment").

     If adopted, the first paragraph of Article IV of the Certificate of Incorporation will be amended to read substantially in the form set forth in Appendix A hereto. If changes are required in the Share Increase Amendment by the Delaware Secretary of State, the officers of the Company shall be authorized, by the approval given by the stockholders for the Share Increase Amendment, to make any such necessary changes in the language of the Amendment as required by the Delaware Secretary of State.

     Under the present Certificate of Incorporation, the total number of shares of all classes of capital stock that the Company has authority to issue is 20,500,000 shares, divided into 500,000 shares of Preferred Stock, $0.01 par value and 20,000,000 shares of Common Stock, $0.01 par value.

     On the Record Date, there were 16,028,284 shares of Common Stock issued and outstanding and an aggregate of 1,549,435 shares were reserved for issuance upon conversion of convertible securities, and upon exercise of outstanding warrants, stock options and other employee benefit plans.

     Therefore, on the Record Date 1,672,623 shares of Common Stock were unreserved. If the proposed Share Increase Amendment is approved, in the aggregate there will be 21,672,623 shares of Common Stock available for issuance. The number of authorized Preferred Stock will not be changed by the proposed Share Increase Amendment.

     The Board of Directors believes that it is desirable to have a sufficient number of additional shares of Common Stock available, as the occasion may arise, for possible future financing and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. Having such additional shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special stockholders meeting. In addition, this proposal would give the Board greater flexibility in responding to unsolicited takeover attempts. If the Board were to oppose such a takeover attempt, it could (within the limits imposed by applicable law and any applicable rules of any stock exchange on which the Company's Common Stock may then be listed) issue shares of authorized and unissued Common Stock in one or more transactions or it could issue authorized and unissued shares of Preferred Stock with terms, provisions and rights that would make a takeover of the Company more difficult and, therefore, less likely. Any such issuance of additional stock could be used to dilute the stock ownership of persons seeking to obtain control of the company. The additional shares of Common Stock would be available for issuance without further action by the stockholders of the Company, unless such action is required by applicable law or under the rules of any stock exchange on which the Company's Common Stock may then be listed.

     The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. The Company's stockholders do not have preemptive rights to purchase additional shares of Common or Preferred Stock when issued.

     The effective date of the proposed Share Increase Amendment will be the date upon which the required filing is made in the Office of the Delaware Secretary of State. If the Share Increase Amendment is approved by the stockholders, such filing will be made as soon thereafter as practicable.

REQUIRED VOTE

     The approval of the Share Increase Amendment requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED SHARE INCREASE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000
SHARES TO 40,000,000 SHARES. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF THE SHARE INCREASE

AMENDMENT. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE SHARE INCREASE AMENDMENT.


    PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of Price Waterhouse LLP to continue to serve as the Company's independent accountants for the fiscal year ending September 29, 1996. A representative of Price Waterhouse LLP is expected to attend the Annual Meeting and will be available to respond to stockholders' questions or make a statement if he desires to do so.

     Accounting services provided by Price Waterhouse in fiscal 1995 included the examination of the Company's consolidated financial statements for the fiscal year ended October 1, 1995 and the review of various filings with the Securities and Exchange Commission.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 29, 1995, the number and percentage of Common and Preferred Stock owned by (i) persons known by the Company to beneficially own more than 5% of an outstanding class of voting securities, (ii) each director and nominee for director, and (iii) all directors and executive officers as a group. The Company knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown, subject to community property laws, where applicable.

                   Amount and Nature of Beneficial Ownership
                   -----------------------------------------
                                                  Sole Voting          Shared Voting                    Percent
                                 Title of       or Investment          or Investment       Aggregate         of
Name                             Class                  Power               Power(1)          Amount   Class(2)
---------------------------------------------------------------------------------------------------------------
James Alexiou                    Common               498,519 (3)(4)       2,078,985 (5)   2,577,504     15.18%
                                 Preferred                  -                 15,013          15,013    100.00%

John C. Carson (6)               Common               300,489 (3)          2,078,985 (5)   2,379,474     14.08%
                                 Preferred                  -                 15,013          15,013    100.00%

Joanne S. Carson (6)             Common               316,210                      -         316,210      1.97%

Marc Dumont                      Common                26,333 (7)                  -          26,333       (10)

Thomas H. Lenagh                 Common                79,935                      -          79,935       (10)

Frank P. Ragano                  Common                82,035 (8)                  -          82,035       (10)

Kenneth T. Lian                  Common               227,169 (4)                  -         227,169      1.41%

John J. Stuart, Jr.              Common               378,941 (4)          2,078,985 (5)   2,457,926     14.58%
                                 Preferred                  -                 15,013          15,013    100.00%
All directors and
executive officers               Common             1,804,263 (3)(9)       2,078,985 (5)   3,883,248     22.61%
as a group (11 persons)          Preferred                  -                 15,013          15,013    100.00%

------------------
(1) Such shares of Common and Series B and Series C Preferred Stock are held by the Company's Stock Bonus Plan; the named individual shares the power to vote and dispose of such shares.
(2) Percentages have been calculated based upon the number of outstanding shares on December 29, 1995 plus Common Stock deemed outstanding at such date pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(3) Includes 123,200 shares issuable to R & D Leasing Ltd. ("RDL") upon exercise of common stock warrants, all of which are currently exercisable, as to which the named individual, a general partner of RDL, may be deemed to be the beneficial owner.
(4) Includes 75,000 shares issuable upon exercise of currently exercisable Common Stock options.
(5) Includes 1,328,327 shares of Common Stock and 750,658 shares issuable upon conversion of Series B and Series C Preferred Stock, all of which are held by the Company's Stock Bonus Plan, by virtue of the named individual's shared power to vote and dispose of such shares.
(6) The amounts and percentages for each of John C. Carson and Joanne S. Carson, who are husband and wife, exclude amounts held by the other spouse as separate property.
(7) Includes 3,333 shares issuable upon exercise of currently exercisable common stock options.
(8) Includes 25,000 shares issuable upon exercise of currently exercisable common stock options.
(9) Includes 393,865 shares issuable upon exercise of currently exercisable common stock options and warrants.
(10) Less than 1%.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities registered under the Exchange Act, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of this information, including written representations that no other reports were required, the Company believes that during the fiscal year ended October 1, 1995, each of the Company's executive officers, directors and holders of ten percent or more of the Company's Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     For fiscal years ended October 1, 1995, October 2, 1994 and October 3, 1993, the compensation awarded or paid to, or earned by the Chief Executive Officer and all other executive officers of the Company whose annual compensation exceeded $100,000 in fiscal 1995 (the "Named Executive Officers"), is shown in the following table:

                          SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                   Annual Compensation            Awards              Payouts
                                           ---------------------------------    ------------------------------------
                                                                       Other
   Name                                                               Annual    Restricted
   and                                                               Compen-         Stock    Options/          LTIP     All Other
Principal                        Fiscal                               sation        Awards        SARs       Payouts     Compensa-
Position                          Year     Salary($)    Bonus($)      ($)(1)           ($)         (#)           ($)    tion($)(2)
--------                         ------    ---------    --------    --------    ----------    --------    ----------    ----------
Kenneth T. Lian                   1995       134,992           -       9,075             -           -             -        15,155
 Chief Executive Officer          1994       116,064           -       4,619             -           -             -        12,877
 and President                    1993       112,592           -      20,256             -           -             -         9,730

John C. Carson                    1995       130,000           -      11,686             -           -             -        14,656
 Senior Vice President            1994       125,840           -      12,401             -           -             -        13,961
                                  1993       122,050           -      13,846             -           -             -        10,547

Norman Argast                     1995       124,176           -       4,666             -           -             -        13,998
 Senior Vice President            1994(3)

John J. Stuart, Jr.               1995       110,032      10,000       4,415             -           -             -        12,352
 Executive Vice President         1994        94,328           -       6,505             -           -             -        10,465
 and Chief Financial Officer      1993        91,484      15,000       2,609             -           -             -         9,202

----------------
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for "perquisites," where such amounts for the Named Executive Officer do not exceed the less of 10% of the sum of such executive's bonus salary or $50,000.
(2) Amounts in this column represent the value of shares contributed to the named individual's account in the Employee Stock Bonus Plan. See "Employee Stock Bonus Plan."
(3) Mr. Argast joined the Company and was appointed an Executive Officer in April 1994. On an annualized basis his 1994 compensation would have been $124,176.
(4) The Company has not granted, awarded or paid any long-term compensation (restricted stock awards, options/SARs or long-term incentive plan payouts) to the Named Executive Officers during the periods covered.

EMPLOYMENT AGREEMENTS

     The Company had no employment agreements with any of its executive officers during the fiscal year ended October 1, 1995 and has not entered into any such agreements in the current fiscal year.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

     No executive officers were granted stock options in the fiscal year ended October 1, 1995. The following table contains information relating to the exercise of stock options granted under the 1981 and 1991 Stock Option Plans and the Common Stock Acquisition Rights Plan by the Named Executive Officers in fiscal 1995, as well as the number and value of their unexercised options as of October 1, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                                                             Value of
                                                                        Number of         Unexercised
                                                                      Unexercised        In-the-Money
                                                                     Options/SARs        Options/SARs
                                                                      at FY-End(#)       at FY-End($)
                                                                      -----------        ------------
                      Shares Acquired                                Exercisable/        Exercisable/
Name                   on Exercise(#)    Value Realized($)(1)    Unexercisable(2)    Unexercisable(3)
----                  ---------------    --------------------    ----------------    ----------------
Kenneth T. Lian                     -                       -            75,000(4)         576,600(4)
                                                                              -(5)               -(5)

John J. Stuart, Jr.                 -                       -            75,000(4)         576,600(4)
                                                                              -(5)               -(5)

(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq SmallCap Market or the actual sales price if the shares were sold by the optionee), less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2) Includes both in-the-money and out-of-the money options.
(3) Fair market value of the Company's Common Stock on the last trading day of fiscal 1995 ($9.00 per share), less the applicable exercise prices, multiplied by the number of options.
(4) Exercisable options.
(5) Unexercisable options.

EMPLOYEE STOCK BONUS PLAN

     All of the Company's employees are eligible to participate in the Employee Stock Bonus Plan, which has been established by the Company in lieu of a retirement plan. Employees are enrolled in the plan as of the day following the date on which the employee completes at least one hour of work. In order to share in the Company's contribution to the Plan in any Plan year, an employee must have worked a minimum of 1,000 hours during the Plan year, and be employed by the Company at the end of the Plan year. To date, the Plan has been funded only with previously unissued shares of the Company's Common and Preferred stock; thus the Company has not incurred any cash expense in connection therewith. The Plan's assets are allocated annually to the participating employees' accounts in the respective ratios that each participating employee's compensation bears to the total compensation of participating employees. An employee's participation in the Plan terminates on his retirement, disability or death, at which time the employee will receive that portion of his account which has vested. Generally, an employee's account vests at a rate of 20% per year after completing three years of employment and is 100% vested after seven years of employment. All executive officers named in the Summary Compensation Table participate in the Company's Employee Stock Bonus Plan. In fiscal years ended October 1, 1995, October 2, 1994 and October 3, 1993 the Company contributed 68,000, 43,200 and 32,900 shares, respectively, of Common Stock to the Plan valued at $472,300, $357,300 and $198,400, respectively, as of the date of contribution.

     The value of contributions to the accounts of the Named Executive Officers for the fiscal year ended October 1, 1995 has been included in "All Other Compensation" in the table.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not separately compensated for their services as directors or as members of committees of the Board of Directors. During fiscal 1995, directors who were not employees of the Company received $1,600 for each board meeting attended and were reimbursed for reasonable travel and other expenses. No compensation is paid for attendance at meetings of the committees of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended October 1, 1995, Messrs. Alexiou, Dumont and Ragano served as members of the Compensation Committee. Mr. Alexiou is Chairman of the Board and, until his resignation in September 1994, was the Company's Chief Executive Officer.

COMPENSATION COMMITTEE REPORT/1/

     The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that in large part reward individual contributions as well as including a component that recognizes overall corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides executive officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's stock through the grant of stock options and participation in the Employee Stock Bonus Plan, subject to vesting restrictions.

     To further these objectives, compensation program for executive officers generally consists of four components: (i) base cash salaries, (ii) annual cash bonus plans, (iii) stock options, and (iv) employee retirement plan. Total compensation paid by the Company to its executive officers is designed to be competitive with the compensation packages paid to the management of comparable companies in the electronic manufacturing industry. The Committee generally evaluates corporate and individual performance based on factors such as achieving profitability, increasing stockholders' value and continued growth. As a result, a significant component of the evaluation involves a subjective assessment of qualitative factors. Moreover, the Committee does not base its considerations on any single performance factor, nor does it specifically assign relative weight to factors, but rather considers a mix of factors and evaluates the Company and individual performance against that mix.

------------------
/1/ This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Base Salaries

     The Committee approves salary changes for executive officers in accordance with the salary administrative policy. Salary adjustments are generally made following the end of the fiscal year. The salary administrative policy is a long-standing one that is periodically reviewed by the Committee. The policy sets ranges for various positions, based on job evaluation and competitive salary data of other companies. Within the ranges, adjustments are recommended on the basis of position within the range, individual performance and an overall corporate merit salary percentage factor, which is established by the Committee.

Annual Cash Bonuses

     Cash bonuses are awarded on a discretionary basis, usually following the Company's fiscal year-end, and are based on the achievement of corporate and individual goals set by the Committee, as well as the financial condition and prospects for the Company. Under the bonus plan applicable to executive officers, award levels range from zero to 50% of base salaries. Following the fiscal 1995 year, which ended October 1, 1995, the Committee awarded an annual bonus payment of $10,000 to the Chief Financial Officer primarily for his performance related to the Company's financing activities.

Stock Options

     Long-term equity incentives are granted to executive officers and other selected employees from time to time on a discretionary basis. All options granted to date have been for three year terms, with an exercise price equal to the Common Stock's market value on the date of grant, and generally become incrementally exercisable after one year of continued employment following the grant date. Options are granted based upon recommendations of management as to the grantees, number of options that should be granted and other terms. Options are granted to key employees, including the executive officers, based on current performance, anticipated future contribution based on that performance and ability to impact corporate and/or business results. No stock options were granted to executive officers in fiscal 1995.

Employee Retirement Plan

     The Company maintains an employee retirement plan which provides for annual contributions to the Company's Stock Bonus Trust on behalf of the employees, including executives. At the discretion of the Compensation Committee, contributions not to exceed 15% of total payroll are made in the Company's Common Stock at market value. Individual employees gain a vested interest over a seven year period of service.

Chief Executive Officer Compensation

     The Company's policy is to compensate its officers, including the Chief Executive Officer, with salary commensurate with the base compensation paid by competitive employers, supplemented by compensation in recognition of performance. Dr. Lian was named Chief Executive Officer effective September 16, 1994 and The Committee set Dr. Lian's base salary for fiscal 1995 at $134,992, which reflected a decrease of approximately 10% from the base salary paid to Mr. Alexiou, who had served as the Company's Chief Executive Officer for the prior 20 years. Dr. Lian did not receive a bonus under the annual bonus plan and was awarded no stock options during the fiscal year ended October 1, 1995. The Committee based this compensation package on an assessment of various factors related to the Company and specifically to Dr. Lian. As in previous years, in making its compensation decisions the Committee also took into consideration executive compensation information from other companies in the industry, including industry surveys, publicly available information and reports from compensation consulting firms. The Committee has approved no change in base salary for Dr. Lian for fiscal 1996, but has awarded him 100,000 stock options in fiscal 1996.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $ 1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                Compensation Committee of the Board of Directors

                                     James Alexiou
                                     Marc Dumont
                                     General Frank Ragano

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder returns on the Company's Common Stock, Nasdaq and the Electronic Equipment Manufacturers Group Index. The graph covers the five-year period from October 1, 1990 through October 1, 1995, the end of the Company's last completed fiscal year, and assumes a $100 investment was made on October 1, 1990. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG IRVINE SENSORS CORP, NASDAQ & PEER GROUP(1)

                       [PERFORMANCE CHART APPEARS HERE]

                               10/1/90    9/29/91    9/27/92    10/3/93    10/2/94    10/1/95
                              --------   --------   --------   --------   --------   --------
     Irvine Sensors Corp      $    100   $    766   $  4,131   $  6,397   $  7,729   $  9,728
     Nasdaq                   $    100   $    134   $    132   $    172   $    182   $    221
     Peer Group/1/            $    100   $    123   $    143   $    261   $    267   $    451

     /1/ The Peer Group Index is based on the Electronic Equipment
         Manufacturers Group.


Assumes $100 invested on October 1, 1990 in Irvine Sensors Corporation Common Stock, Nasdaq index and Electronic Equipment Manufacturers Group. Total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

     In April 1980, the Company entered into an agreement with R & D Leasing Ltd., ("RDL"), a limited partnership in which James Alexiou, the Company's Chairman of the Board and John C. Carson, a Senior Vice President, are general partners with beneficial interests, to design an electronic circuit, to develop certain fabrication processes and to build equipment for testing electronic integrated circuits. In connection with the development of the electronic test equipment under the RDL agreement, certain other proprietary fabrication processes were developed to which RDL retained ownership. Upon the occurrence of certain specified events, such as the use of patented fabrication processes in connection with contracts, the agreement with RDL provides that the Company will pay RDL a royalty fee of 3.5% of revenues from sales of the basic devices using the processes created during the development of this equipment.

     In October 1989, the Board of Directors approved an amendment to the RDL agreement. Under the amendment the Company will pay RDL a royalty of 3.5% of all sales of the basic devices sold by the Company. In addition, RDL is entitled to receive an amount equal to 7% of all royalties earned by the Company from sales by the Company's sublicensees. The Company's exclusive rights to the technology extend to all uses, both government and commercial. RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of the Company's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The initial 500,000 options vested immediately at the time of the initial five year deferral period in October 1989. In October 1994, the remaining 500,000 options vested upon RDL's extended deferral. The 1,000,000 options are exercisable at $1.00 until October 1999. If RDL exercises its option in whole or in part, title to RDL's technology will transfer to the Company and all further royalty obligations will cease. If the option expires unexercised, the subordination provisions will terminate and the accrued royalties will be due and payable in the same manner as any other corporate obligation.

     As of October 1, 1995, the Company had accrued $123,200 in deferred royalties. There were no royalties paid by the Company during fiscal year 1995. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than would have been obtained from a nonaffiliated third party for similar services.

                                 OTHER MATTERS

     The Company currently knows of no other matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy card to vote the shares they represent in accordance with their respective best judgments.


                                            By Order of The Board of Directors



                                            Joanne S. Carson
                                            Secretary



Costa Mesa, California
January 22, 1996

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 1, 1995 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, IRVINE SENSORS CORPORATION, 3001 REDHILL AVENUE, BUILDING III, COSTA MESA, CALIFORNIA 92626.

                                                                      APPENDIX A


                           PROPOSED AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           IRVINE SENSORS CORPORATION


                                 PROPOSAL NO. 2

The first paragraph of Article IV of the Certificate of Incorporation is amended to read as follows:

     "The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as "Common Stock") and Preferred Stock (hereinafter referred to as "Preferred Stock"). The amount of capital stock of the corporation is 40,500,000, consisting of 500,000 shares of Preferred Stock, $0.01 par value, and 40,000,000 shares of Common Stock, $0.01 par value."

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          IRVINE SENSORS CORPORATION
              ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 23, 1996

     The undersigned stockholder of Irvine Sensors Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 22, 1996, and Annual Report to Stockholders for the fiscal year ended October 1, 1995, and hereby appoints James Alexiou and John C. Carson, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Irvine Sensors Corporation (the "Company") to be held on February 23, 1996 at 2:00 p.m., California time, at The Center Club, 650 Town Center Drive, Costa Mesa, California, and at any adjournment or adjournments thereof, and to vote all shares of Common and Preferred Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below:

     1. ELECTION OF DIRECTORS:

        [_] FOR ALL nominees listed below        [_] WITHHOLD AUTHORITY to vote
            (except as marked to the                 for ALL nominees listed
            contrary below)                          below

        (INSTRUCTION: To Withhold the authority to vote for any individual nominee, mark the box next to the nominee's name below):

        [_] James Alexiou        [_] John C. Carson       [_] Joanne S. Carson
        [_] Kenneth T. Lian      [_] Thomas H. Lenagh     [_] Frank P. Ragano
        [_] Marc Dumont

     2. TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 40,000,000.

        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

     3. TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS:

        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said Meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ADDITIONALLY, THE COMPANY IS GRANTED DISCRETIONARY AUTHORITY TO CUMULATE VOTES.

                                            Dated: ______________________ , 1996


                                            ____________________________________
                                                          Signature


                                            ____________________________________
                                                 Signature, if held jointly

                                            (This Proxy should be marked, dated,
                                            signed by the stockholder(s) exactly
                                            as name appears hereon and returned
                                            promptly in the enclosed envelope.
                                            Persons signing in a fiduciary
                                            capacity should so indicate.)

                        DO NOT FOLD, STAPLE OR MUTILATE